       1                                           Exhibit 23-A




                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this registration statement on Form S-8 of AT&T Corp. ("the Company") of our reports, which include explanatory paragraphs regarding the change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, dated January 27, 1994, on our audits of the consolidated financial statements and consolidated financial statement schedules of the Company and its subsidiaries, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and of our report dated April 7, 1994 on our audit of the financial statements of the AT&T Global Information Solutions Company Savings Plan (the "Plan") included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1993.



                                        COOPERS & LYBRAND


New York, New York
May 23, 1994